EXHIBIT 10.1

Asset Purchase Agreement

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “ Agreement”) dated as of October 24, 2016, by and between HIP CUISINE, INC. (“ Purchaser”), a Florida corporation, and RAWKIN BLISS, L.L.C., a California limited liability company (“ Seller”). Certain terms used in this Agreement are defined in Section 6.9 hereof.

RECITALS:

WHEREAS, Seller operates a production kitchen that produces cold pressed juices along with salads and limited desserts (the “Business”) located at 4201 West Alameda Avenue, Burbank CA (the “Premises”); and

WHEREAS, Purchaser wishes to acquire from Seller all of Seller’s assets located at the Premises, and Seller wishes to transfer assets to Purchaser upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF ASSETS

SECTION 1.1 Assets to be Sold. Except as otherwise provided in Section 1.3, at the closing provided for in Section 2.3 (the “Closing”), Seller shall sell, assign, transfer and deliver to Purchaser all of the assets, properties, rights and business of Seller of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of Seller (all of such assets, properties, rights and business being hereinafter sometimes called the “ Purchased Assets”), including, without limitation:

(i)	all machines and equipment, any other personal property relating to the Business located at the Premises;
(ii)	all inventory on hand at the Premises;
(iii)	all customer information or documentation;
(iv)	all trade accounts receivable and inventory on hand at located at the Premises and prepaid expenses;
(v)

all tangible personal property, including all computers, machinery, equipment, furniture, furnishings, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and any other tangible property of Seller (collectively, the “ Tangible Property”);

(vi)	all of the permits, licenses, franchises, registrations, certificates, consents approvals and authorizations by governmental or regulatory bodies;
(vii)	the books and records of Seller relating to the Purchased Assets;
(viii)	the goodwill of Seller;
(ix)

all recipes, tradenames, trademarks, service marks, trade dress, copyrights, patents, formulas and any and all other intellectual and intangible property rights related to, or used in, conducting the Business.

(x)

all other assets, properties, rights and business of every kind and nature owned or held by Seller, or in which Seller has an interest, on the Closing Date, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

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SECTION 1.2. Condition of the Purchased Assets. Purchaser is knowledgeable about the industry in which Seller conducts its business. Purchaser acknowledges and agrees that (i) it is purchasing the Purchased Assets and assuming the Assumed Liabilities based on the results of its own independent investigations and the representations and warranties of Seller expressly set forth in this Agreement, and not on any representation or warranty of Seller or any of its Representatives not expressly set forth in this Agreement and (ii) except as otherwise set forth in this Agreement, the Purchased Assets are sold “as is, where is” and Purchaser accepts the Purchased Assets in the condition they are in and at the place where they are located on the Closing, subject to the terms and conditions hereof.

SECTION 1.3 Excluded Assets. Anything in Section 1.1 to the contrary notwithstanding, the Purchased Assets shall not include (herein referred to as “ Excluded Assets”) (i) the certificate of organization and Operating Agreement of Seller, taxpayer and other identification numbers, seals, minute books, membership interest transfer books, blank membership interest certificates, and other documents relating to the organization, maintenance, and existence of Seller as a limited liability company, (ii) any of the rights of Seller under and pursuant to this Agreement, (iii) any cash on hand prior to the Closing Date and (iv) any other assets set forth on Section 1.3 of the Disclosure Schedule.

SECTION 1.4 NO ASSUMED LIABILITIES. EXCEPT AS SET FORTH IN SECTION 1.4 OF THE DISCLOSURE STATEMENT, PURCHASER SHALL NOT ASSUME, AND SELLER SHALL REMAIN LIABLE AND RESPONSIBLE FOR, AND HOLD PURCHASER HARMLESS AGAINST, ANY AND ALL LIABILITIES AND OBLIGATIONS OF SELLER AS OF THE CLOSING DATE (THE “EXCLUDED LIABILITIES”), INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

(i) any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including any Tax liability as well as legal, accounting and other fees and expenses of Seller;

(ii) any liability or obligation under contracts and other agreements to which Seller is a party or by or to which it or its assets, properties or rights are bound arising prior to the Closing Date, other than its lease and the hiring of Employees;

(iii) any liability or obligation of Seller for any foreign, federal, state, county or local taxes, or any interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the Closing Date; and

(iv) any liability or obligation of Seller arising out of or in connection with the acts or omissions of customers of the Business that occur prior to the Closing Date; provided, however, that Purchaser shall assume the liabilities and obligations under the Lease that accrue on or after the Closing Date.

The specific liabilities to be assumed by Purchaser pursuant to this Agreement are hereinafter sometimes collectively referred to as the “Assumed Liabilities”.

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ARTICLE II

PURCHASE PRICE AND CLOSING

SECTION 2.1 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be an amount equal Three Hundred Thousand Dollars ($300,000.00).

SECTION 2.2 Payment of Purchase Price. Purchaser shall advance the Purchase Price on or before November 1, 2016, or at the Purchaser’s option assume all obligations of Seller under the Investor Note Payable referenced in Disclosure Schedule 1.4. In the event Purchaser opts to assume said obligations, Purchaser shall have full authority to negotiate with the investors regarding paying the Investor Note Payable. In the event of a material default by Seller hereunder prior to Closing, the advanced or assumed sum shall become due and owing by Seller to Purchaser. In the event Purchaser has satisfied the Investor Note Payable through issuance of restricted stock, the amount due by Seller to Purchaser in the event of a failure to close due to Seller’s material default hereunder shall be the present value of the restricted shares issued.

SECTION 2.3 Closing. Subject to the satisfaction of the conditions in Section 5.1, The Closing of the sale and purchase of the Purchased Assets (the “Closing”) shall take place at the offices of Purchaser on February 15, 2017, or such other date, time and place as Purchaser and Seller shall mutually agree. The date upon which the Closing occurs is herein called the “Closing Date”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as set forth below.

SECTION 3.1 Organization and Qualification. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Seller is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it require qualification. Seller has delivered to Purchaser complete and correct copies of the Articles of Organization and Operating Agreement of Seller.

SECTION 3.2 Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the consummation by it of the transactions contemplated hereby, have been duly authorized, as applicable, by members holding a majority of the membership interest in Seller. Members are the sole owners of all of the outstanding membership interests of Seller. No other corporate action on the part of Seller is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and will constitute a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect.

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SECTION 3.3 No Violation. Neither the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder nor the consummation by Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Organization or Operating Agreement of Seller, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which Seller is a party or to which any of its property or assets may be bound, or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation, of any court or Governmental Authority applicable to Seller.

SECTION 3.4 Title to and Sufficiency of Purchased Assets. Except as set forth in Schedule 3.4 of the Disclosure Schedule, Seller is the exclusive owner of, and has good and marketable title to, the Purchased Assets and all good will associated therewith, free and clear of all undisclosed Liens or liabilities. Seller has good and indefeasible title to all properties and assets owned by it and subject to this Agreement, and there are no pending or threatened condemnation proceedings affecting any of such properties and assets. Seller is not in default or breach under the Lease. Upon the transfer of the Purchased Assets to Purchaser as contemplated by this Agreement, Purchaser will acquire all of Seller’s rights, title and interest to the Purchased Assets. The Purchased Assets (i) are sufficient and adequate to carry on the operations of the Business as presently conducted, and (ii) constitute all of the property (other than the Excluded Assets) and rights necessary for the conduct of the Business on a basis consistent with past operations.

SECTION 3.5 Consents and Approvals. Except as set forth in Section 3.5 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or person is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

SECTION 3.6 Absence of Undisclosed Liabilities. Except as set forth in Section 3.6 of the Disclosure Schedule, there are no liabilities or financial obligations of Seller or its Business, including any liabilities or obligations relating to the Purchased Assets that have not been previously disclosed to Purchaser or its principals.

SECTION 3.7 Litigation. Except as set forth in Section 3.7 of the Disclosure Schedule, there is no action, suit or proceeding (“Litigation”) pending or threatened against Seller before any court, arbitrator or administrative or governmental body. Seller is not in default under any judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Seller.

SECTION 3.8 Taxes. Except as set forth in Section 3.8 of the Disclosure Schedule:

(a) All income Tax Returns and all material other Tax Returns required to be filed by Seller for all taxable periods or portions thereof ending on or before the Closing Date have been timely filed, and all such Tax Returns are or will be true, complete and correct in all respects. Seller has paid all Taxes that are shown to be due on such Tax Returns.

(b) There are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from Seller for any taxable period.

(c) Seller has not been notified of and has no knowledge of any audit or other proceeding by any court or Governmental Authority with respect to any Taxes due from or with respect to Seller.

(d) Seller is not liable for the Taxes of any taxpayer other than Seller for any taxable period ending on or before the Closing Date, other than payroll tax and withholding relating to employees of Seller.

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SECTION 3.9 Compliance with Applicable Law. Except as set forth in Section 3.9 of the Disclosure Schedule, the business of Seller is not being conducted in violation of any provision of any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Seller.

SECTION 3.10 Brokers’ Fees and Commissions. Neither Purchaser nor Seller, nor their respective members, managers, employees or agents, has employed any investment banker, broker, or finder in connection with the transactions contemplated hereby and no commission or brokerage fee shall be due by any Party relating to the Transaction.

SECTION 3.11 Opportunity to Ask Questions. Purchaser and Seller each represent that it has had an opportunity to select and consult with such attorneys, business consultants and any other person(s) it wished to confer with since the time when the Transaction was proposed. Purchaser and Seller each acknowledge that it has had, prior to the signing of this Agreement and the consummation of the Transaction as contemplated hereunder, a reasonable opportunity to ask questions of any person authorized to act on behalf of its counterparty concerning any aspect of the Transaction. Purchaser and Seller each represent that it has received satisfactory answers to any of its inquiries regarding the Transaction.

SECTION 3.12 10b-5 Representation. Neither the representations and warranties in this Agreement (or any Related Agreement), the information contained in the disclosure schedule nor any information provided to Purchaser by Seller in the course of Seller’s discussions with Purchaser or its related persons or affiliates prior to closing, contain any misstatement of material fact or omit to state a material fact necessary to prevent the statement made therein not misleading.

ARTICLE IV

COVENANTS

SECTION 4.1 Access to Information. Upon reasonable notice, Seller will give Purchaser and its authorized representatives, at any time within six months after the Closing Date, reasonable access to all books and records of Seller. Seller will cause its officers to furnish Purchaser with such financial and operating data and other information with respect to the Business and properties of Seller as Purchaser may from time to time reasonably request.

SECTION 4.2 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

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SECTION 4.3 Consents and Approvals. The parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation, to affect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Each party will keep the other parties apprised of the status of any inquiries made of such party to any third party or any Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby or thereby.

SECTION 4.4 Keys and Codes. Seller shall deliver to Purchaser as of the Closing Date any and all original keys or codes to (i) the door and other lock and gates, if any, and (ii) any other keys or codes necessary for the operation of the Business.

ARTICLE V

CLOSING CONDITIONS

SECTION 5.1 Conditions to the Obligations of Purchaser under this Agreement. The obligations of Purchaser under this Agreement shall be further subject to the satisfaction, at or prior to the Closing Date, of the following conditions in its discretion:

(a) No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or Governmental Authority or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect.

(b) Each of the obligations of Seller required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date); and

(c) Any and all permits, consents, waivers, clearances, approvals and authorizations of all governmental bodies which are necessary or advisable in connection with the consummation of the Transaction shall have been obtained by Purchaser.

(d) Seller shall have provided to Purchaser audited financial statements for fiscal years ended 2015 and 2016 performed by a PCAOB auditing firm. So long as the audited financial statements do not vary from financial statements already provided to Purchaser by more than ten percent (10%), Purchaser shall pay for the audit.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1 Amendment and Modification. This Agreement may be amended, modified or supplemented by a written instrument signed by the parties hereto.

SECTION 6.2 Waiver of Compliance; Consents. Any failure of Purchaser, on the one hand, or of Seller, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Seller or Purchaser, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

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SECTION 6.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 6.4 Expenses and Obligations. Each of the parties shall bear all of their own costs and expenses incurred in connection with or in contemplation of the consummation of the transactions contemplated by this Agreement.

SECTION 6.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by facsimile or email transmission (with request of assurance of receipt in a manner customary for communication of such type) to the addresses previously provided by the parties to each other.

SECTION 6.7 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 6.9 Certain Definitions. For purposes of this Agreement, the term:

(a) “Affiliate” shall mean a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

(d) “Liens” shall mean any liens, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens or agreements and rights of others of any nature whatsoever.

(e) “Loss” or “Losses” shall mean any and all actual losses (including actual losses in value), liabilities, costs, damages, penalties and expenses (including reasonable attorneys’ fees and expenses and litigations costs), and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability, but not including indirect or consequential losses, liabilities, damages or expenses incurred due to the interruption of the indemnitee’s business or punitive damages.

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(f) “Members” shall mean Lawrence Biggs (Managing Member), Steve Factor, Roberto Beteta and Lucid Marketing, Inc.

(g) “Person” or “person” shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

(h) “Related Agreement” shall mean any contract which is or is to be entered into pursuant to this Agreement or in connection with the transactions contemplated hereby. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

(i) “Taxes” shall mean all taxes, including without limitation income, gross receipts, ad valorem, excise, sales, use, withholding, payroll and franchise taxes, and any interest, penalties or addition to tax with respect thereto imposed by the United States of America, or by any foreign, state or local government.

(j) “Tax Returns” shall mean any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

(k) “Transaction” shall mean the consummation of the transactions contemplated by this Agreement and all other transactions contemplated thereby to occur on the Closing Date.

SECTION 6.10 Entire Agreement. This Agreement and the Disclosure Schedule embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement and the Disclosure Schedule supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 6.11 Assignment. This Agreement shall not be assigned by operation of law or otherwise except that Purchaser may at or prior to the Closing Date assign this Agreement, provided that any such assignment shall not relieve Purchaser from its obligations hereunder.

SECTION 6.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

SECTION 6.13 JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL.

ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION OR VALIDITY THEREOF, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE DETERMINED BY ARBITRATION IN LOS ANGELES, CALIFORNIA BEFORE ONE ARBITRATOR. THE ARBITRATION SHALL BE ADMINISTERED BY JAMS PURSUANT TO JAMS' STREAMLINED ARBITRATION RULES AND PROCEDURES. CALIFORNIA LAW SHALL APPLY. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THIS CLAUSE SHALL NOT PRECLUDE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF APPROPRIATE JURISDICTION.

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SECTION 6.14 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce or modify the scope, duration, or area of the term or provision or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

SECTION 6.15 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

ARTICLE VII

SURVIVAL AND REMEDY; INDEMNIFICATION

SECTION 7.1 Survival. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall terminate on the Closing Date; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this Article VIII, which will survive as provided below) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied and the applicable statute of limitations for breaches or defaults of such agreements and covenants has expired; and (b) all representations and warranties, and the related agreements of the Seller and Purchaser to indemnify each other set forth in this Article VIII, shall survive and continue for a period of twelve (12) months from the Closing Date, except for any representation contained in Sections 3.2, 3.4 and 3.8 which shall survive until the expiration of the applicable statute of limitations (the “ Indemnification Period”). After the Indemnification Period, no party shall be under any obligation or liability whatsoever with respect to any such representation, warranty, covenant or agreement or any certificate in respect thereto.

SECTION 7.2 Indemnifications.

(a) By Seller. Seller agrees to indemnify Purchaser and its affiliates, officers, directors, employees, stockholders, representatives and agents, against, and agree to hold it and them harmless from, any and all Losses incurred or suffered by Purchaser or any of the foregoing persons (or any combination thereof) arising out of any of the following: (i) any breach of or any inaccuracy in any representation or warranty made by the Seller pursuant to this Agreement or any Related Agreement; and (ii) any breach of or failure by Seller to perform any of its covenants, agreements or obligations set forth in this Agreement or any Related Agreement.

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(b) By Purchaser. Purchaser agrees to indemnify Seller and its affiliates, officers, directors, employees, stockholders, representatives and agents, against, and agree to hold it and them harmless from, any and all Losses incurred or suffered by Seller or any of the foregoing persons (or any combination thereof) arising out of any of the following: (i) any breach of or any inaccuracy in any representation or warranty made by the Purchaser pursuant to this Agreement or any Related Agreement; and (ii) any breach of or failure by Purchaser to perform any of its covenants, agreements or obligations set forth in this Agreement or any Related Agreement.

[SIGNATURE PAGE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

HIP CUISINE, INC., a Florida corporation

By:	/s/ Natalia Lopera
Natalia Lopera, CEO/President

RAWKIN BLISS, L.L.C., a California limited liability company

By:	/s/ Lawrence Biggs
Lawrence Biggs, its Managing Member

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Disclosure Schedule

Section 1.3

Excluded Assets

1. Freshly Squeezed FS-12 Cold Press

2. Sammic CKE-8 Emulsifier

3. Zummo Citrus Juicer

Section 1.4

Assumed Liabilities

1. Credit card debt - $19,876

2. Sales Tax Payable - $2,670.78

3. Payroll Liabilities - $1,707.98

4. Pawnee Leasing - $18,766.75

5. Time Payment Corp. - $12,983.59

6. Investor Note Payable - $300,000

7. Lease for Store - $107,400 (runs until 4/30/18)

Section 3.4 - None

Section 3.5 - None

Section 3.6 - None

Section 3.7 – Litigation/Administrative actions. Seller initiated an action in the Trademark Trial and Appeal Board to oppose issuance of the service mark “Rock N Juice.” In re Rock N Juice, Opposition No. 912273383. The action is pending. Discovery is underway.

Section 3.8 - None

Section 3.9 - None

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